UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Gaiam, Inc.

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Gaiam, Inc.

833 W. South Boulder Road

Louisville, Colorado 80027

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 12, 2011

To our shareholders:

We will hold the 2011 annual meeting of shareholders of Gaiam, Inc. (“we”, “us”, “our”, or “Gaiam”), a Colorado corporation, on Thursday, May 12, 2011, at 10:30 a.m. at the Marriott Courtyard, 948 West Dillon Road, Louisville, Colorado 80027, for the following purposes:

1.	to elect six directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2.	to consider an advisory vote on executive compensation;

3.	to consider an advisory vote on the frequency of votes on executive compensation; and

4.	to transact such other business as may properly come before our annual meeting, or any adjournment(s) or postponement(s) thereof.

Our board of directors has fixed the close of business on Friday, March 11, 2011, as the record date for determining our shareholders entitled to notice of, and to vote at, our annual meeting. A complete list of our shareholders entitled to vote at our annual meeting will be available for inspection by any of our shareholders prior to our annual meeting, upon written request showing a proper purpose, during normal business hours at our Louisville, Colorado office. Only shareholders of record on the March 11, 2011 record date are entitled to notice of, and to vote at, our annual meeting and any adjournments or postponements thereof.

We are furnishing proxy materials to our shareholders primarily by the Internet. On March 31, 2011, we mailed our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2011 proxy statement and 2010 annual report. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote through the Internet or by telephone, and provides instruction on how you can request a paper copy of these documents if you desire. If you received your annual meeting materials by mail, the proxy statement and proxy card from our board of directors and our annual report were enclosed. If you received your annual meeting materials via email, the email contained voting instructions and links to the proxy statement and annual report on the Internet, which are both available at www.proxyvote.com. This process is designed to expedite our shareholders’ receipt of proxy materials, lower the cost of our annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Our shareholders are cordially invited to attend our annual meeting in person.

By Order of the Board of Directors,

March 31, 2011	John Jackson, Secretary

YOUR VOTE IS IMPORTANT

We urge you to vote your shares as promptly as possible by following the voting instructions in the Notice of Internet Availability of Proxy Materials.

If you have shares registered in your own name, you may vote your shares in a number of ways:

•	electronically via the Internet at www.proxyvote.com,

•	by telephone, if you are in the U.S. and Canada, by calling 1-800-690-6903, or

•	by requesting a proxy card be mailed to you.

If you hold our shares with a broker, you may also be eligible to vote via the Internet or by telephone if your broker or bank participates in the proxy voting program provided by Broadridge Investor Communication Services.

Gaiam, Inc.

833 W. South Boulder Road

Louisville, Colorado 80027

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 12, 2011

We are furnishing this proxy statement and the accompanying proxy card to our shareholders in connection with the solicitation of proxies by and on behalf of our board of directors for use at our 2011 annual meeting of shareholders to be held on Thursday, May 12, 2011, starting at 10:30 a.m. at the Marriott Courtyard, 948 West Dillon Road, Louisville, Colorado 80027, and at any adjournment(s) or postponement(s) thereof.

PURPOSE OF ANNUAL MEETING

At the annual meeting, our shareholders will be asked: (i) to elect six directors of our company to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified, (ii) to consider an advisory vote on executive compensation, (iii) to consider an advisory vote on the frequency of votes in executive compensation and (iv) to transact such other business as may properly be brought before the annual meeting. Our board recommends a vote “FOR” the election of the nominees for directors of Gaiam listed below.

QUORUM AND VOTING RIGHTS

The presence, in person or by proxy, of the holders of a majority of the outstanding votes eligible to be cast by our Class A and Class B Common Stock is necessary to constitute a quorum at the annual meeting. Only shareholders of record at the close of business on the record date, Friday, March 11, 2011, will be entitled to notice of, and to vote at, the annual meeting. As of March 11, 2011, there were 17,899,121 shares of our Class A Common Stock, par value $.0001, and 5,400,000 shares of our Class B Common Stock, par value $.0001, outstanding and entitled to vote. Holders of our Class A Common Stock as of the record date are entitled to one vote for each share held and holders of our Class B Common Stock as of the record date are entitled to ten votes for each share held. The holders of our Class A and Class B Common Stock will vote together as a single class. Cumulative voting is not permitted for any purpose. Once a quorum is present, the affirmative vote of a majority of the votes cast on any subject matter shall be the act of the shareholders, other than with respect to the election of directors as described below.

Mr. Jirka Rysavy, our Chairman, holds all 5,400,000 outstanding shares of our Class B Common Stock and 668,682 shares of our Class A Common Stock. These shares are sufficient to constitute a quorum and to elect all Gaiam directors and Mr. Rysavy has indicated that he plans to be present at the meeting and vote in favor of the six directors nominated by our Board and in favor of Proposals 2 and 3.

All shares of our Common Stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with properly executed instructions indicated in the proxies. Abstentions and broker non-votes will have no effect on the result of the vote, although they will count towards the presence of a quorum. Any shareholder executing a proxy has the power to revoke the proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by (a) filing with Gaiam a written revocation of the proxy, (b) appearing at the annual meeting and voting in person, (c) voting by telephone or by using the Internet, either of which must be completed by 11:59 p.m. Eastern Time on May 11, 2011 (only your latest telephone or Internet proxy is counted), or (d) submitting to Gaiam a duly executed proxy bearing a later date.

We are continuing to use the Securities and Exchange Commission’s “E-Proxy” rules and furnishing proxy materials to our shareholders primarily by the Internet. On March 31, 2011, we mailed our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2011 proxy statement and 2010 annual report. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote through the Internet or by telephone, and provides instruction on how you can request a paper copy of these documents if you desire. If you received your annual meeting materials by mail, the proxy statement and proxy card from our board of directors and our annual report were enclosed. If you received your annual meeting materials via email, the email contained voting instructions and links to the proxy statement and annual report on the Internet, which are both available at www.proxyvote.com. This process is designed to expedite our shareholders’ receipt of proxy materials, lower the cost of our annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise. Our annual report is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

This proxy statement, the form of proxy and voting instructions are being made available to shareholders at www.proxyvote.com. You may also request a printed copy of this proxy statement and the form of proxy or our annual report by any of the following methods: (a) telephone at 1-800-579-1639; (b) Internet at www.proxyvote.com ; or (c) e-mail at sendmaterial@proxyvote.com. This proxy statement is first being sent or given to shareholders on or about March 31, 2011.

The cost of preparing, printing, assembling and mailing this proxy statement and other material furnished to shareholders in connection with the solicitation of proxies will be borne by us. In addition, our officers, directors and other employees may solicit proxies by written communication, telephone or telegraph. These persons will receive no special compensation for any solicitation activities.

IT IS THE INTENTION OF THE AGENTS DESIGNATED IN THE ENCLOSED PROXY CARD TO VOTE “FOR” THE ELECTION OF ALL SIX NOMINEES FOR DIRECTOR IDENTIFIED BELOW (UNLESS AUTHORITY IS WITHHELD BY THE SHAREHOLDER GRANTING THE PROXY) AND TO VOTE “FOR” PROPOSALS 2 AND 3 DESCRIBED BELOW (UNLESS THE SHAREHOLDER GRANTING THE PROXY VOTES AGAINST SUCH PROPOSALS). IF ANY NOMINEE FOR DIRECTOR BECOMES UNAVAILABLE TO SERVE FOR ANY REASON, THE PROXY WILL BE VOTED FOR A SUBSTITUTE NOMINEE OR NOMINEES TO BE SELECTED BY OUR BOARD, UNLESS THE SHAREHOLDER WITHHOLDS AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS. JIRKA RYSAVY, WHO HOLDS SHARES WITH A MAJORITY OF THE VOTES, HAS INFORMED GAIAM THAT HE INTENDS TO VOTE HIS SHARES IN FAVOR OF THE NOMINEES SET FORTH IN THIS PROXY STATEMENT AND FOR PROPOSALS 2 AND 3.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election as Directors

Our board of directors proposes that Jirka Rysavy, Lynn Powers, James Argyropoulos, Barnet M. Feinblum, Barbara Mowry and Paul H. Ray be elected as directors of our company, to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Unless contrary instructions are given, the proxies will be voted for these nominees. Each nominee has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable for service. If for any unforeseen reason any nominee should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given.

Our business encompasses research, product sourcing, creation of media content, manufacturing, and marketing functions in a context characterized by rapidly evolving technologies, exposure to business cycles, and significant competition. Our board is responsible for reviewing and assessing the appropriate skills, experience, and background sought of board members in the context of our business and the then-current membership on the board. This assessment of board skills, experience, and background includes numerous diverse factors, such as independence; understanding of and experience in consumer product businesses, technology, finance, and marketing; international experience; age; and gender and ethnic diversity. The priorities and emphasis of the board with regard to these factors change from time to time to take into account changes in our business and other trends, as well as the portfolio of skills and experience of current and prospective board members. The board reviews and assesses the continued relevance of and emphasis on these factors as part of the board’s annual self-assessment process and in connection with candidate searches.

We do not expect or intend that each director will have the same background, skills, and experience; we expect that board members will have a diverse portfolio of backgrounds, skills, and experiences. One goal of this diversity is to assist the board as a whole in its oversight and advice concerning our business and operations. The directors’ biographies note each director’s relevant experience, qualifications, and skills.

•    Senior Leadership Experience. Directors who have served in senior leadership positions are important to us, as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on our board, may be enhanced if their leadership experience has been developed at businesses or organizations that operated on a large scale, faced significant competition, and/or involved technology or other rapidly evolving business models.

•    Business Development Experience. Directors who have a background in business development and in acquisitions can provide insight into developing and implementing strategies for growing our business through combination with other organizations. Useful experience in this area includes consideration of “make versus buy,” analysis of the “fit” of a proposed acquisition with a company’s strategy, the valuation of transactions, and management’s plans for integration with existing operations.

•    Financial Expertise. Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes is important because it assists our directors in understanding, advising, and overseeing our capital structure, financing and investing activities, financial reporting, and internal control of such activities.

•    Industry and Technical Expertise. Because we are a media content provider, education or experience in relevant technology is useful in understanding our research and development efforts, competing products, the various media categories that we develop, and the market segments in which we compete.

•    Brand Marketing Expertise. Directors who have brand marketing experience can provide expertise and guidance as we seek to maintain and expand brand and product awareness and a positive reputation.

The names of our nominees, their ages, the years in which they began serving as directors, and their positions are set forth below. Each of the nominees is currently serving as a director of our company.

Jirka Rysavy—age 56—Founder and company Chairman as well as Chairman of the Board. He has been Chairman since our inception and served as our full-time Chief Executive Officer from December 1998 to March 2009. In 1986, Mr. Rysavy founded Corporate Express, Inc., which, under his leadership, grew to become a Fortune 500 company supplying office and computer products and services. He was its Chairman and Chief Executive Officer until September 1998. Mr. Rysavy also founded and served as Chairman and Chief Executive Officer of Crystal Market, a health foods market, which was sold in 1987 to become the first Wild Oats Markets store. Mr. Rysavy is also Chairman of Real Goods Solar, Inc., a subsidiary of Gaiam.

As our founder and Chairman, the board believes that Mr. Rysavy brings to the board significant senior leadership, strategic focus, sales and marketing, industry, technical, and global experience.

Lynn Powers—age 61—Chief Executive Officer and a Director. Ms. Powers has been a Director since February 1996 and our Chief Executive Officer since March 2009. She served as our President from February 1996 until November 2010. From February 1996 until September 2001, she was our Chief Operating Officer, and from September 2001 until March 2009 she was our Chief Executive Officer of North American operations. From 1992 to 1996, she was Chief Executive Officer of La Scelta, an importer of natural fiber clothing products. Before that, Ms. Powers was Senior Vice President Marketing/Strategic Development and Vice President Merchandising of Miller’s Outpost, a specialty retailer. Ms. Powers also serves as a director of Real Goods Solar.

As our Chief Executive Officer and former President, the board believes that Ms. Powers brings to the board significant senior leadership, management, operational, financial, and brand management experience.

James Argyropoulos—age 66—Director since May 2002. Mr. Argyropoulos has been primarily engaged as a private investor over the last fifteen years. In 1972, Mr. Argyropoulos founded, and thereafter served as Chairman and Chief Executive Officer of, The Cherokee Group Inc., a shoe manufacturing and apparel business. Mr. Argyropoulos also serves as a director of Real Goods Solar.

The board believes that Mr. Argyropoulos brings to the board significant senior leadership, management, financial, and brand management experience from his past business experience with The Cherokee Group and other companies.

Barnet M. Feinblum—age 63—Director since October 1999. Mr. Feinblum has been co-managing director of Greenmont Capital Partners I, LLP, a private equity fund, since 2006. From 2007 to 2009, Mr. Feinblum was the Chairman of Organic Vintners, a marketer of organic wines, and prior to becoming Chairman served as President and Chief Executive Officer of Organic Vintners starting in 2001, when Mr. Feinblum founded the company. Mr. Feinblum was the President, Chief Executive Officer and Director of Horizon Organic Dairy from May 1995 to January 2000. From July 1993 through March 1995, Mr. Feinblum was the President of Natural Venture Partners, a private investment company. From August 1976 until August 1993, Mr. Feinblum held various positions at Celestial Seasonings, Inc., including President, Chief Executive Officer, and Chairman of the Board. Mr. Feinblum was also a director of Seventh Generation, Inc.

The board believes that Mr. Feinblum brings to the board senior leadership, strategic, and marketing expertise from his current position and his past business endeavors, including Organic Vintners, Horizon Organic Dairy and Celestial Seasonings.

Barbara Mowry—age 63—Director since October 1999. Since 2003, Ms. Mowry has been Chief Executive Officer of Silver Creek Systems, a provider of enterprise data usability software. From 1997 until February 2001, Ms. Mowry was the President and Chief Executive Officer of Requisite Technology, a business-to-business e-commerce company specializing in the creation and management of electronic content and catalogs. Prior to joining Requisite Technology, Ms. Mowry was an officer of Telecommunications, Inc. (cable television) from 1995 to 1997; and UAL, Inc. (airline) from 1983 to 1990. Ms. Mowry also serves as a director of Real Goods Solar.

The board believes that Ms. Mowry brings to the board expertise in corporate leadership, financial management, and Internet technology from her current position with a software firm and her past experience in e-commerce and communications.

Paul H. Ray—age 71—Director since October 1999. Since 2000, Mr. Ray has been a Founding Partner of Integral Partnerships LLC, a consulting firm specializing in Cultural Creative topics. From 1986 until 2000, he was Executive Vice President of American LIVES, Inc., a market research and opinion-polling firm. Prior to joining American LIVES, Mr. Ray was Chief of Policy Research on Energy Conservation at the Department of Energy, Mines and Resources of the Government of Canada from 1981 to 1983. From 1973 to 1981, Mr. Ray was Associate Professor of Urban Planning at the University of Michigan. He is the author of “The Integral Culture Survey,” which first identified the Cultural Creatives subculture.

The board believes that Mr. Ray brings to the board significant global experience and research knowledge of our core customers based on his past consulting and research efforts.

Each director serves for a one-year term.

* * * * *

Directors will be elected by a plurality of the votes cast. If no instructions are indicated on a proxy card, the shares will be voted “FOR” the election of these nominees for director. Because director nominees must receive a plurality of the votes cast at the annual meeting, a vote withheld from a particular nominee or from all nominees will not affect the election of that nominee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE NOMINEES OF THE BOARD

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act, we are seeking advisory shareholder approval of the compensation of named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation.” Shareholders are being asked to vote on the following advisory resolution:

Resolved, that the shareholders advise that they approve the compensation of Gaiam’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material).

The compensation of our executive officers is based on a design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that, the Board believes, promote the creation of long-term shareholder value and position Gaiam for long-term success. As described more fully in the Compensation Discussion and Analysis, the mix of fixed and performance based compensation, the terms of the incentive bonus program and the terms of long-term incentive plan are all designed to enable Gaiam to attract and maintain top talent while, at the same time, creating a close relationship between performance and compensation. The compensation committee and the board believe that the design of the program, and hence the compensation awarded to named executive officers under the current program, fulfills this objective.

Shareholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

Although the vote is non-binding, the board and the compensation committee will review the voting results in connection with their ongoing evaluation of Gaiam’s compensation program. Broker non-votes are not entitled to vote on this proposal and will not be counted in evaluating the results of the vote.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

ADVISORY APPROVAL OF THE RESOLUTION SET FORTH ABOVE

PROPOSAL 3

ADVISORY VOTE ON FREQUENCY OF VOTES ON EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act requires us to submit a non-binding, advisory resolution to shareholders at least once every six years to determine whether advisory votes on executive compensation should be held every one, two or three years. In satisfaction of this requirement, shareholders are being asked to vote on the following advisory resolution:

Resolved, that the shareholders of Gaiam advise that an advisory resolution with respect to executive compensation should be presented every one, two or three years as reflected by their votes for each of these alternatives in connection with this resolution.

In voting on this resolution, you should mark your proxy for one, two or three based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference you should abstain.

The optimal frequency of vote necessarily turns on a judgment about the relative benefits and burdens of each of the options. There have been diverging views expressed on this question and the Board believes there is a reasonable basis for each of the options.

Some have argued for less frequency. They point out that a less frequent vote would allow shareholders to focus on overall design issues rather than details of individual decisions, would align with the goal of compensation programs — such as that of this Company — which are designed to reward performance that promotes long-term shareholder value, and would avoid the burden that annual votes would impose on shareholders required to evaluate the compensation programs of a large number of companies each year.

Others believe that an annual vote is needed to give shareholders the opportunity to react promptly to emerging trends in compensation, provide feedback before those trends become pronounced over time, and give the board and the compensation committee the opportunity to evaluate individual compensation decisions each year in light of the ongoing feedback from shareholders.

Broker non-votes are not entitled to vote on this proposal and will not be counted in evaluating the results of the vote.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE HOLDING OF ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY THREE YEARS

DIRECTOR INDEPENDENCE, COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Our board of directors currently consists of six members and meets regularly during the year. Our board of directors has determined that each of Messrs. Argyropoulos, Feinblum and Ray and Ms. Mowry are independent as defined by the listing standards of the NASDAQ Global Market.

During 2010, our board held four in-person meetings. Each director attended at least 75% of the aggregated number of meetings of our board and of the committees of our board on which the director served during 2010, except for Mr. Argyropoulos who attended 50% of meetings of our board.

All of our directors, except for Mr. Argyropoulos, attended our 2010 annual meeting. Our policy on attendance by directors at the annual meeting encourages our directors to attend the annual meeting unless they have a scheduling conflict.

Jirka Rysavy serves as a director and as our Chairman, and Lynn Powers serves as a director and as our Chief Executive Officer. The board believes that this leadership structure optimizes Mr. Rysavy’s and Ms. Powers’ contributions to the board’s efforts. The board works closely with Mr. Rysavy and Ms. Powers in their regular assessment of the risks that could confront our business, whether due to competitive issues, the economy or otherwise.

Our board of directors generally has four regularly scheduled meetings during the year. Executive sessions (without management) are generally held adjacent to a regularly scheduled board meeting. Our board has standing audit and compensation committees. We have adopted written charters for both committees, which can be found at: www.gaiam.com/corporate/.

Audit Committee. Our audit committee consists of Messrs. Feinblum and Argyropoulos and Ms. Mowry, and each member of the audit committee is independent within the meaning of rules of NASDAQ Global Market. Mr. Feinblum serves as chairperson of the audit committee and our board has determined that he is an “audit committee financial expert,” as defined by the Securities and Exchange Commission’s rules adopted pursuant to the Sarbanes-Oxley Act of 2002. Our audit committee is responsible for the appointment, compensation and oversight of our auditor and for approval of any non-audit services provided by the auditor. Our audit committee also oversees (a) management’s maintenance of the reliability and integrity of our accounting policies and financial reporting and disclosure practices; (b) management’s establishment and maintenance of processes to assure that an adequate system of internal control is functioning; and (c) management’s establishment and maintenance of processes to assure our compliance with all laws, regulations and company policies relating to financial reporting. Our audit committee held one in-person and three telephonic meetings during 2010.

Compensation Committee. Our compensation committee consists of Ms. Mowry and Messrs. Ray and Argyropoulos. Ms. Mowry serves as chairperson of our compensation committee. Our compensation committee establishes compensation amounts and policies applicable to our executive officers, establishes salaries, bonuses and other compensation plans and matters for our executive officers and administers our stock option plans and employee stock purchase plan. Our compensation committee held three in-person meetings during 2010.

Compensation Committee Interlocks and Insider Participation

During 2010, our compensation committee was comprised of Ms. Mowry (Chairperson) and Messrs. Ray and Argyropoulos. None of these persons has at any time been an officer or employee of our company. None of our executive officers serves or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our board or our compensation committee, other than Mr. Rysavy, who is chairman of both Gaiam and Real Goods Solar.

We do not have a nominating committee, and nominations for directors are made by our full board. We are exempt from NASDAQ Global Market rules with respect to nominating committees because we may be deemed a controlled company on the basis of Mr. Rysavy’s control of more than 50% of our voting power, and in light of Mr. Rysavy’s control, our board does not believe a nominating committee would serve a meaningful purpose. Our bylaws set forth certain procedures that are required to be followed by shareholders in nominating persons for election to our board. Generally, written notice of a proposed nomination must be received by our corporate secretary not later than the 45th day nor earlier than the 70th day prior to the anniversary of the mailing of the preceding year’s proxy materials. Our board considers a variety of factors when it selects candidates for election to the board, including business experience, skills and expertise that are complimentary to those already represented on the board, familiarity and identification with our mission, values and market segments, and other relevant factors. Our board will consider qualified director candidates recommended by our shareholders. Because we are a controlled company under the NASDAQ Global Market rules, our board has not adopted a formal policy regarding the consideration of director candidates recommended by shareholders; however, our board would not evaluate shareholder nominees differently from board nominees.

DIRECTOR COMPENSATION

Directors who are not employees of our company or its affiliates are paid a fee of $3,000 for each meeting of our board that they attend, and a fee of $1,000 for each telephonic meeting attended. In addition, non-employee directors are paid a fee of $500 for attendance at each committee meeting and $250 for each telephonic committee meeting attended. Chairpersons of each standing committee receive an annual fee of $2,000. All directors elected to receive their 2010 compensation in shares of Gaiam Class A Common Stock, except Mr. Ray, who elected to receive cash compensation.

Director Compensation Table

The following table provides compensation information for the one year period ended December 31, 2010 for each non-employee member of our board of directors.

Name	Fees Earned or Paid in Cash (2)	Stock Awards (1)(2)(3)	Option Awards (1)(4)	Total
James Argyropoulos	—	$10,250	$22,928	$33,178

Barnet M. Feinblum	—	$15,250	$22,928	$38,178

Barbara Mowry	—	$16,750	$22,928	$39,678

Paul H. Ray	$13,500	—	$22,928	$36,428

(1)	Amounts in the Stock Awards and Options Awards columns reflect the aggregate grant date fair value of awards granted during 2010 and have been computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of grant date fair values of awards for the year ended December 31, 2010 are included in footnote 12 to our audited financial statements for the year ended December 31, 2010, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2011. At year end, each of Mr. Argyropoulos, Mr. Feinblum, Ms. Mowry and Mr. Ray had 30,000 outstanding option awards, of which 22,500 were exercisable, and the aggregated grant date fair value of each award was $130,735.

(2)	Amounts in the Fees Earned or Paid in Cash and Stock Awards columns include fees for services rendered during 2010, some of which were not administratively paid or issued until 2011.

(3)	On March 31, 2010, Mr. Argyropoulos, Mr. Feinblum and Ms. Mowry received stock awards with grant date fair values of $6,000, $5,500 and $6,000, respectively. On June 30, 2010, Mr. Argyropoulos, Mr. Feinblum and Ms. Mowry received stock awards with grant date fair values of $250, $3,250 and $3,250, respectively. On September 30, 2010, Mr. Argyropoulos, Mr. Feinblum and Ms. Mowry received stock awards with grant date fair values of $3,750, $3,250 and $3,750, respectively. On December 31, 2010, Mr. Argyropoulos, Mr. Feinblum and Ms. Mowry received stock awards with grant date fair values of $250, $3,250 and $3,750, respectively. Such awards represent 2010 compensation, in lieu of cash, for services as directors.

(4)	On May 12, 2010, Mr. Argyropoulos, Mr. Feinblum, Ms. Mowry and Mr. Ray each received option awards with grant date fair values of $22,928.

EXECUTIVE OFFICERS OF GAIAM

The following table sets forth the names, ages and titles of our current executive officers:

Name	Age	Position
Jirka Rysavy	56	Chairman
Lynn Powers	61	Chief Executive Officer and a Director
William Sondheim	49	President
John Jackson	53	Vice President of Corporate Development and Secretary
Stephen J. Thomas	47	Chief Financial Officer and Vice President

Our executive officers are elected annually by our board of directors. Mr. Rysavy and Ms. Powers have been employed by our company for more than the past five years. Biographical information about Mr. Rysavy and Ms. Powers is included herein under the heading “Proposal 1—Election of Directors — Nominees for Election as Directors”.

Mr. Sondheim was appointed Gaiam’s President in November 2010. He previously served as Gaiam’s President of Entertainment and Worldwide Distribution since joining Gaiam in April 2007. From 2005 until 2007, Mr. Sondheim was in charge of Global Dual Disc music format for Sony BMG. Prior to 2005, Mr. Sondheim served as President of Retail at GoodTimes Entertainment and President of PolyGram Video at PolyGram Filmed Entertainment.

Mr. Jackson has served as Gaiam’s Vice President of Corporate Development since June 2006 and was appointed Secretary in March 2007. Prior to joining Gaiam, Mr. Jackson served as the Chief Executive Officer for Alliance Management, LLC, a firm that he founded in 1999 that provided strategic alliance advisory services to domestic and international middle market business concerns.

Mr. Thomas became Gaiam’s Chief Financial Officer in November 2010. He previously served as Gaiam’s Chief Accounting Officer from November 2009 until November 2010 and as Controller of Gaiam from August 2006 until November 2009. From 2005 until 2006, Mr. Thomas was Chief Financial Officer of Digitally Unique Corporation, an online retailer of consumer electronics, and from 2003 until 2005 Mr. Thomas was Controller of American Coin Merchandising, Inc., a public company acquired by Coinstar in 2004 for approximately $235 million. Mr. Thomas has held numerous financial and accounting positions throughout his career that began with Arthur Andersen LLP in 1986.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 11, 2011 for (i) each person (or group of affiliated persons) who, insofar as we have been able to ascertain, beneficially owned more than 5% of the outstanding shares of our Class A or Class B Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the table of executive officers of Gaiam above, and (iv) all current directors and executive officers as a group.

Title of Class of Common Stock	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Class A	Jirka Rysavy (2)(3)	6,068,682	26.0%
	Prentice Capital Management, LP (4)	2,578,028	14.4%
	William Blair & Company, L.L.C. (5)	1,835,419	10.3%
	Columbia Wanger Asset Management, L.P. (6)	1,495,595	8.4%
	Franklin Resources, Inc. (7)	999,993	5.6%
	Mill Road Capital, L.P. (8)	993,017	5.5%
	Royce & Associates, LLC (9)	926,065	5.2%
	James Argyropoulos (10)(11)	469,794	2.6%
	Lynn Powers (10)	429,000	2.4%
	Barnet M. Feinblum (10)(12)	69,093	*
	William Sondheim (10)	67,000	*
	Barbara Mowry (10)	58,587	*
	John Jackson (10)	53,121	*
	Paul H. Ray (10)	31,121	*
	Stephen J. Thomas (10)	14,700	*
	All directors and officers as a group (9 persons) (3)(10)(11)(12)	7,261,098	30.6%
Class B	Jirka Rysavy	5,400,000	100.0%
	All directors and officers as a group (9 persons)	5,400,000	100.0%

*	Indicates less than one percent ownership.

(1)	This table is based upon information supplied by officers, directors and principal shareholders on Schedule 13Ds and 13Gs and Forms 3, 4 and 5 filed with the Securities and Exchange Commission. All beneficial ownership is direct, except as otherwise noted. Share amounts and percent of class include stock options exercisable within 60 days of March 11, 2011.

(2)	The address of Mr. Rysavy is 833 W. South Boulder Road, Louisville, Colorado 80027-2452.

(3)	Includes 5,400,000 shares of Class A Common Stock obtainable upon conversion of Class B Common Stock.

(4)	According to a report on Schedule 13D/A filed with the Securities and Exchange Commission on April 6, 2009. Includes 2,566,323 shares managed by Prentice Capital Management, LP, 8,705 shares directly owned by Michael Zimmerman, and an additional 3,000 shares over which Mr. Zimmerman has beneficial ownership. The address for Prentice Capital Management, LP and Mr. Zimmerman is 623 Fifth Avenue, 32nd Floor, New York, New York 10022.

(5)	According to a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 7, 2011. The address for William Blair & Company, L.L.C. is 222W Adams, Chicago, Illinois 60606.

(6)	According to a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2011. The address for Columbia Wanger Asset Management, L.P. is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(7)	According to a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 3, 2011. According to the filing, Messrs. Charles B. Johnson and Rupert H. Johnson, Jr. may be deemed to have beneficial ownership over such shares. The address for Franklin Resources is One Franklin Parkway, San Mateo, California 94403-1906.

(8)	According to a report on Schedule 13D filed with the Securities and Exchange Commission on November 8, 2010. Filed jointly by Thomas E. Lynch, Charles M. B. Goldman, Scott P. Scharfman, Mill Road Capital GP LLC and Mill Road Capital, L.P. Messrs. Lynch, Goldman and Scharfman each has shared power to vote and dispose of the shares on behalf of Mill Road Capital, L.P. The address for Mill Road Capital, L.P. is 382 Greenwich Avenue, Suite One, Greenwich, Connecticut 06830.

(9)	According to a report on Schedule 13G filed with the Securities and Exchange Commission on January13, 2011. The address for Royce & Associates, LLC is 745 5th Avenue, New York, New York 10151.

(10)	Includes the following shares issuable upon the exercise of stock options which can be exercised within sixty days of March 11, 2011: Mr. Argyropoulos, Mr. Feinblum, Ms. Mowry and Mr. Ray 25,000 each; Ms. Powers, 220,000; Mr. Sondheim, 67,000; Mr. Jackson, 52,400; and Mr. Thomas, 14,700.

(11)	Includes 303,333 shares of Class A Common Stock held by Argyropoulos Investors.

(12)	Includes 4,000 shares of Class A Common Stock held by Mr. Feinblum’s wife, as to which Mr. Feinblum disclaims beneficial ownership.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Our Compensation Program and Philosophy

Our compensation program is intended to meet three principal objectives: (1) attract, reward and retain qualified, energetic officers and other key employees; (2) motivate these individuals to achieve short-term and long-term corporate goals that enhance shareholder value; and (3) support our corporate values by promoting internal equity and external competitiveness.

Our corporate values: personal development, health and wellness, and social and environmental responsibility.

Our executive compensation program is overseen and administered by the compensation committee of our board of directors, which is comprised entirely of independent directors as determined in accordance with various NASDAQ, Securities and Exchange Commission and Internal Revenue Code rules. Our compensation committee operates under a written charter adopted by our board and is empowered to review and approve the annual compensation for our current executive officers: Mr. Rysavy, Ms. Powers, Mr. Sondheim, Mr. Jackson, and Mr. Thomas. A copy of the charter is available on our Internet site at: www.gaiam.com/corporate/.

The principal objectives that guide our compensation committee in assessing our executive and other compensation programs include the proper allocation between long-term compensation, current cash compensation, and short-term bonus compensation. Other considerations include our business objectives, our fiduciary and corporate responsibilities (including internal considerations of fairness and affordability), competitive practices and trends, general economic conditions and regulatory requirements.

In determining the particular elements of compensation that will be used to implement our overall compensation objectives, our compensation committee takes into consideration a number of factors related to our performance, such as our earnings per share, profitability, revenue growth, and business-unit-specific operational and financial performance, as well as the competitive environment for our business. Stock price performance has not been a factor in determining annual compensation because the price of our common stock is subject to a variety of factors outside of our control. Our compensation committee may, when appropriate as determined on an annual basis, identify individual performance goals for executive and other officers, which goals may play a significant role in determining such officer’s incentive compensation for that year and which may be taken into consideration in setting base salary for the next year.

From time to time, our compensation committee meets with our Chairman, Jirka Rysavy, and our Chief Executive Officer, Lynn Powers, and/or other executives to obtain recommendations with respect to our compensation programs, practices and packages for executives, other employees and directors. Our management makes recommendations to our compensation committee on the base salary, bonus targets and equity compensation for the executive team and other employees. Our compensation committee considers, but is not bound by and does not always accept, management’s recommendations with respect to executive compensation. Our compensation committee has also received input from an independent compensation consultant prior to finalizing determinations on material aspects of our compensation programs, practices and packages, and it expects to do so again from time to time.

Mr. Rysavy attends some of our compensation committee’s meetings, but our compensation committee also holds executive sessions not attended by any members of management or non-independent directors. Our compensation committee discusses Mr. Rysavy’s and Ms. Powers’ compensation packages with each of them, but makes decisions with respect to their compensation without them present. Our compensation committee has the ultimate authority to make decisions with respect to the compensation of our named executive officers, but may, if it chooses, delegate any of its responsibilities to subcommittees. Our compensation committee has delegated to the administrative committee of our board of directors, comprised of Mr. Rysavy and Ms. Powers, the authority to grant long-term incentive awards to employees at or below the level of vice president under guidelines set by our compensation committee. Our compensation committee also has authorized the administrative committee to make salary adjustments and short-term incentive (bonus) decisions for all employees, other than certain officers, under guidelines approved by our compensation committee.

Elements of Our Compensation Program

Our compensation committee believes that compensation paid to executive officers and other members of our senior management should be closely aligned with our performance on both a short-term and a long-term basis, and that such compensation should assist us in attracting and retaining talented persons who are committed to our mission and critical to our long-term success. To that end, our compensation committee believes that the compensation packages for executive officers should consist of three principal components:

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Base Salary. Base salaries for executive officers are reviewed on an annual basis and at the time of promotion or other change in responsibilities. Starting salary levels and increases in salary are based on subjective evaluation of such factors as the level of responsibility, individual performance, market value of the officer’s skill set, and relative salary differences within our company for different job levels. Consideration of the same factors, and general economic conditions, may also result in the reduction of an officer’s base salary.

•

Annual Incentive Bonus. Incentive bonuses are generally granted based on a percentage of each executive officer’s base salary. After the end of the year, our compensation committee determines the extent to which the performance goals were achieved and approves the amount of the bonus to be paid to each executive. The total bonus award is determined according to the level of achievement of both the objective performance and individual performance goals. Both our corporate and an individual’s performance goals are expected to be established annually, and based upon both our and the individual’s achievement of such goals, our executive officers’ annual incentive bonus potentials are expected to be from approximately 30% to 50% of each executive officer’s base salary, depending upon his or her position. If either we do not achieve our corporate performance goals, or if we achieve such goals but the individual does not achieve his/her individual goals, an incentive bonus award will not be granted pursuant to the objective performance goal.

•

Long-Term Incentive Compensation. During 2010, long-term, performance-based compensation of executive officers and other employees took the form of stock option awards granted pursuant to our 2009 Long-Term Incentive Plan.

During 2009, because many outstanding stock options granted under our 1999 Long-Term Incentive Plan had exercise prices much higher than the trading price of our Class A Common Stock, our compensation committee determined it would be appropriate to reduce the exercise price of certain outstanding stock options to an amount more likely to provide an incentive to option holders. The exercise price of outstanding stock options with an exercise price in excess of $10.00 per share was reduced to $5.00 per share on January 15, 2009. Our shares closed at a price of $3.86 on that date. No stock options held by board members were subject to this repricing. In addition, based on the recommendation of the compensation committee, on January 15, 2009, our board of directors approved a revision to our 1999 Long-Term Incentive Plan to expressly permit the repricing of stock options granted under the plan.

On January 15, 2009, our board also approved a new 2009 Long-Term Incentive Plan to replace the 1999 Long-Term Incentive Plan, which expired in accordance with its terms in June 2009. The terms of the 2009 Long-Term Incentive Plan are substantially similar to the terms of the 1999 Long-Term Incentive Plan.

Our compensation committee believes in the importance of equity ownership for all executive officers and a broader-based segment of our work force, for purposes of economic incentive, key employee retention and alignment of employees’ interests with those of shareholders. Our compensation committee believes that both our 1999 Long-Term Incentive Plan and the 2009 Long-Term Incentive Plan provide valuable flexibility to achieve a balance between providing equity-based compensation for employees and creating and maintaining long-term shareholder value. Upon an executive officer’s hiring, our compensation committee will make its determination regarding long-term incentive compensation awards based upon prevailing compensation levels in the market for the individual’s position. Thereafter, such determinations will be based upon the executive officer’s past and expected future contributions to our business.

Stock option grants are typically made when a new executive officer is hired, and in determining the size of stock option grants, our compensation committee bases its determinations on such subjective considerations as the individual’s position within management, experience, market value of the executive’s skill set, and historical grant amounts to similarly positioned executives of our company. All stock options granted during 2010 were granted with an exercise price equal to or greater than the closing price of the Class A Common Stock on the date of grant and, accordingly, will have value only if the market price of the Class A Common Stock increases after that date. The stock options granted pursuant to both the 1999 Long-Term Incentive Plan and 2009 Long-Term Incentive Plan generally vest at 2% per month during the 11th through 60th month after grant.

We have selected these elements because each is considered useful and/or necessary to meet one or more of the principal objectives of our compensation policy. For instance, base salary and bonus target percentages are set with the goal of attracting employees and adequately compensating and rewarding them on a day-to-day basis for the time spent and the services they perform, while our equity programs are geared toward providing an incentive and reward for the achievement of long-term business objectives and retaining key talent. We believe that these elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of our compensation program.

Our compensation committee reviews our compensation program on an annual basis. In setting compensation levels for a particular executive, our compensation committee takes into consideration the proposed compensation package as a whole and each element individually, but does not apply any specific formula in doing so. While the importance of one compensation element to another may vary among executive officers, our compensation committee attempts to correlate the overall compensation package to each executive officer’s past and expected future contributions to our business. We currently do not have any employment or severance agreements with our executive officers.

Summary Compensation Table

The following table includes information concerning compensation for each of the last three years in reference to our chairman, principal executive officer, and vice president of corporate development, and the last completed year for our other named executives officers.

Name and Principal Position	Year	Salary (3)	Bonus (3)	Stock Awards	Option Awards (4)	All Other Compensation (5)	Total
Jirka Rysavy (1)	2010	$233,051	—	—	—	—	$233,051
Chairman	2009	$330,000	—	—	—	—	$330,000
	2008	$326,342	—	—	—	—	$326,342

Lynn Powers (1)	2010	$343,753	$100,000	—	$93,077	$1,500	$538,330
Chief Executive Officer	2009	$330,000	—	—	—	$1,500	$331,500
and Director	2008	$326,342	—	—	$147,322	$1,500	$475,164

William Sondheim (2)	2010	$343,753	$185,000	—	—	$1,500	$530,253
President

John Jackson	2010	$266,877	$50,000	—	$63,895	—	$380,772
Vice President of Corporate	2009	$265,000	$20,000	—	$31,236	—	$316,236
Development and Secretary	2008	$282,562	$50,000	—	—	—	$332,562

Stephen J. Thomas (2)	2010	$186,932	$50,000	—	$139,177	—	$376,109
Chief Financial Officer and Vice President

(1)	Ms. Powers has served as the Chief Executive Officer since March 2009 and served as President from February 1996 to November 2010; Mr. Rysavy was the Chief Executive Officer until March 2009 and continues to serve as Chairman.

(2)	Mr. Thomas became Chief Financial Officer and Mr. Sondheim became President in November 2010.

(3)	The Salary and Bonus columns represent amounts when earned and, because of the timing of payments, do not represent amounts paid during each presented year. The annual salary for each named executive officer of as December 31, 2010 was $350,000 for each of Mr. Rysavy, Ms. Powers and Mr. Sondheim; $270,000 for Mr. Jackson; and $200,000 for Mr. Thomas. During 2010, Mr. Rysavy took certain unpaid leaves of absences, resulting in the salary amounts he received being less than his base salary. Bonuses are generally given at the discretion of our board of directors’ compensation committee and are typically paid between February and May of the year following the year earned. Approximately $85,000 of Mr. Sondheim’s bonus was guaranteed and paid quarterly during 2010.

(4)	The amounts in the Option Awards column reflect the grant date fair value of awards given to Mr. Jackson and Mr. Thomas during 2010 and to Ms. Powers during 2008, and the incremental fair value of options modified in 2010 for Ms. Powers and in 2009 for Mr. Jackson, the fair values of which were computed in accordance with FASB ASC Topic 718. In November 2010, the expiration date for certain options awards granted to Ms. Powers was extended to March 31, 2012 and during 2009, option awards granted to Mr. Jackson in 2006 were repriced to $5.00 per share. These awards were issued pursuant to our 2009 and 1999 Long-Term Incentive Plans. Assumptions used in the calculation of the amounts are included in footnote 12 to our audited financial statements for the year ended December 31, 2010, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2011.

(5)	All Other Compensation for each of Ms. Powers and Mr. Sondheim represents $1,500 of 401(k) company match given during each of the years presented in the Summary Compensation Table.

Grants of Plan-Based Awards Table

The following table includes certain information with respect to options granted during or for the year ended December 31, 2010 to our executive officers named above in the Summary Compensation Table.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (1)	Exercise or Base Price of Option Awards (1)	Grant Date Fair Value of Stock and Option Awards (1)

Stephen J. Thomas	3/4/10 11/18/10	20,000 20,000	$7.65 $7.18	$75,282 $63,895
John Jackson	11/18/10	20,000	$7.18	$63,895

(1)	The options were granted pursuant to Gaiam’s 2009 Long-Term Incentive Plan and approved by the compensation committee of the board. The exercise price per share of these options was equal to the closing price of the underlying stock on the date of the grant. The grant date fair value of these options was determined in accordance with FASB ASC Topic 718. For further information, see footnote 12 to Gaiam’s audited financial statements for the year ended December 31, 2010, included in Gaiam’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2011.

Outstanding Equity Awards at Fiscal Year-End Table

The following table includes certain information as of December 31, 2010 with respect to unexercised options previously awarded to our executive officers named above in the Summary Compensation Table.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (1)(2)	Option Expiration Date (1)(3)	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Name	Exercisable (1)	Unexercisable (1)
Lynn Powers	200,000	—	$5.30	3/31/12	—	—
	15,000	35,000	$5.00	11/13/15

William Sondheim	49,500	25,500	$5.00	5/4/14	—	—
	7,500	17,500	$5.00	11/13/15

John Jackson	29,000	6,000	$5.00	6/26/13	—	—
	16,400	3,600	$5.00	9/14/13
	—	20,000	$7.18	11/18/17

Stephen J. Thomas	7,600	2,400	$5.00	12/13/13	—	—
	2,000	3,000	$5.00	6/3/15
	1,500	3,500	$5.00	11/13/15
	—	20,000	$7.65	3/4/17
	—	20,000	$7.18	11/18/17

(1)	This table reflects the status of option and stock awards granted pursuant to our 2009 and 1999 Long-Term Incentive Plans as of December 31, 2010. Our options normally vest and become exercisable at 2% per month over the 50 months beginning in the eleventh month after date of grant. The exercise price of the options is normally equal to or greater than the closing stock market price of our Class A Common Stock on the date of grant and the options expire seven years from date of grant. For further information, see footnote 12 to our audited financial statements for the year ended December 31, 2010, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2011.

(2)	During 2009, certain option awards originally granted prior to 2009 for Messrs. Sondheim, Jackson and Thomas were re-priced to $5.00 per share.

(3)	In November 2010, the option expiration date for 200,000 of Ms. Powers’ options, which were originally scheduled to expire on November 20, 2010, was extended to March 31, 2012.

Option Exercises and Stock Vested Table

The following table includes certain information with respect to options exercised during the year ended December 31, 2010 by any of our executive officers named above in the Summary Compensation Table.

	Option Awards
	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise (1)
Name
John Jackson	15,000	$42,536

(1)	All exercises of option awards during 2010 were cashless, meaning that certain shares issued upon exercise were immediately sold in order to pay the exercise price and certain tax withholding amounts. The amount listed in the Value Realized on Exercise column is the sale price less the exercise price of the option times the number of shares issued and immediately sold.

Generally Available Benefit Programs. We maintain a tax-qualified 401(k) Plan, which provides for broad-based employee participation. Our executive officers are eligible to participate in the 401(k) Plan on the same basis as other employees. On April 1, 2007, we started making matching contributions to the 401(k) Plan. As of that date, under the 401(k) Plan, all of our employees are eligible to receive matching contributions from us, and this matching contribution equals $0.50 for each dollar contributed by an employee up to a maximum annual matching benefit of $1,500 per person. The matching contribution is calculated and paid on a payroll-by-payroll basis subject to applicable Federal limits. We do not provide defined benefit pension plans or defined contribution retirement plans to our executives or other employees other than our 401(k) Plan described herein.

In 2010, our executive officers were eligible to receive the same health care coverage that is generally available to other of our employees. We also offered a number of other benefits to our named executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefits programs included medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, business travel insurance, wellness programs (including chiropractic, massage therapy, acupuncture, and fitness classes), relocation/expatriate programs and services, educational assistance, and certain other benefits.

Our compensation committee believes that our 401(k) Plan and the other generally available benefit programs allow us to remain competitive for employee talent, and that the availability of the benefit programs generally enhances employee productivity and loyalty to us. The main objectives of our benefits programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, and enhanced health and productivity, in full compliance with applicable legal requirements. Typically, these generally available benefits do not specifically factor into decisions regarding an individual executive officer’s total compensation or Long-Term Incentive Plan award package.

Stock Option Grant Timing Practices

During 2010, our compensation committee and our board consistently applied the following guidelines for stock option grant timing practices.

•

New Employees: stock option grants to new hires are effective on the first day of the new employee’s employment with us or upon approval by our compensation committee, and the exercise price for the options is set at the closing price of our Class A Common Stock on that date.

•

Existing Employees: stock option grants to existing employees are effective on the date that our compensation committee approves the grant, and the exercise price for the options is set at or above the closing price of our Class A Common Stock on that date.

Compensation of Mr. Rysavy

During 2010, Mr. Rysavy, received a salary of $233,051. Mr. Rysavy served as our Chief Executive Officer until March 2009. He continues to serves as our Chairman of the Board of Directors and is our largest shareholder. At Mr. Rysavy’s request, he has not been awarded any stock options since 2001. Our compensation committee and our board of directors strongly believe that Mr. Rysavy’s salary and overall compensation level are modest given the importance of Mr. Rysavy to our future, his previous experience and business accomplishments and the market value of his skill set as an executive.

Employment Contracts and Potential Payments Upon Termination or Change-in-Control

We do not have employment agreements with any of our executive officers, and we do not have change of control agreements with any of our executive officers. As of December 31, 2010, Mr. Rysavy, Ms. Powers, Mr. Sondheim, Mr. Jackson and Mr. Thomas are entitled to paid time off amounts of $33,654, $33,654, $26,923, $25,962 and $15,385, respectively, that would be payable upon termination from our company if such paid time off is not utilized prior to employment termination. Our directors, officers, and managers are also required to sign a confidentiality agreement and, upon receiving a stock option grant, a two-year non-compete agreement commencing with the date they leave our company.

Accounting and Tax Considerations

In designing our compensation programs, we take into consideration the accounting and tax effect that each element will or may have on us and the executive officers and other employees as a group. We aim to keep the expense related to our compensation programs as a whole within certain affordability levels. When determining how to apportion between differing elements of compensation, our goal is to meet our objectives while maintaining relative cost neutrality. For instance, if we increase benefits under one program resulting in higher compensation expense, we may seek to decrease costs under another program in order to avoid a compensation expense that is above the level then deemed affordable under existing circumstances. We recognize a charge to earnings for accounting purposes equally from the grant date until the end of the vesting period.

We believe we have structured our compensation program to comply with Internal Revenue Code Sections 162(m) and 409A. Under Section 162(m) of the Internal Revenue Code, a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the service provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. We do not believe we have individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

Compensation Committee Report

Our compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis for 2010. Based on the review and discussions, our compensation committee recommended to the board, and the board has approved, that the Compensation Discussion and Analysis be included in our proxy statement for our 2011 Annual Meeting of Shareholders. This report is submitted by our compensation committee.

Compensation Committee

Barbara Mowry, Chairperson
James Argyropoulos
Paul H. Ray

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as “soliciting material” or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as Amended (the “Securities Act”) or the Exchange Act.

AUDIT COMMITTEE REPORT

Our audit committee, on behalf of our board of directors, oversees management’s conduct of internal control processes and procedures for financial reporting designed to ensure the integrity and accuracy of our financial statements and to ensure that we are able to timely record, process and report information required for public disclosure.

Our management is responsible for establishing and maintaining adequate internal financial controls, for the preparation of our consolidated financial statements and for the public reporting process. The firm of Ehrhardt Keefe Steiner & Hottman P.C. (“EKS&H”), as our independent registered public accounting firm for 2010, was responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon expressing its opinion as to whether our consolidated financial statements present fairly, in all material respects, our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States. EKS&H was also responsible for performing an audit and expressing its own opinion on the effectiveness of our internal control over financial reporting.

In this context, our audit committee reviewed and discussed with management and representatives of EKS&H our audited consolidated financial statements for the year ended December 31, 2010, management’s assessment of the effectiveness of our internal control over financial reporting and EKS&H’s evaluation of our internal control over financial reporting. EKS&H concluded, in its Report of Independent Registered Public Accounting Firm dated March 11, 2011, that “in our opinion, Gaiam, Inc. and subsidiaries maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010 based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.”

Our audit committee also discussed with EKS&H the matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” Our audit committee reviewed with EKS&H, who was responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States, their judgment as to the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in our financial statements. Also, our audit committee discussed the results of the annual audit and such other matters required to be communicated with our audit committee under professional auditing standards.

In discharging its oversight responsibility over the audit process, our audit committee obtained from our independent auditors statements describing all relationships between our independent auditors and Gaiam that might bear on our auditors’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board and discussed with our auditors any relationships that may impact their objectivity and independence.

Our audit committee recommended to our board that our audited financial statements for the year ended December 31, 2010 be included in our Annual Report on Form 10-K for 2010 for filing with the Securities and Exchange Commission, in reliance upon (1) our audit committee’s reviews and discussions with management and EKS&H; (2) management’s assessment of the effectiveness of our internal control over financial reporting; (3) the receipt of an opinion from EKS&H, dated March 11, 2011, stating our 2010 consolidated financial statements present fairly in all material respects, the consolidated financial position of our company and its consolidated subsidiaries at December 31, 2010 and the consolidated results of operations and cash flows for the year ended December 31, 2010 in conformity with accounting principles generally accepted in the United States, and (4) the receipt of EKS&H’s opinion on the effectiveness of our internal control over financial reporting dated March 11, 2011.

Audit Committee

Barnet M. Feinblum, Chairperson James Argyropoulos Barbara Mowry

This Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that this information be treated as “soliciting material” or specifically incorporate this information by reference into a document filed under the Securities Act or the Exchange Act.

Disclosure of Independent Accountant Fees

The following table presents fees for professional services rendered by EKS&H for the years ended December 31, 2010 and 2009:

Audit and Non-Audit Fees (in $000’s)	2010	2009
Audit fees (1)	$255	$268
Audit related fees	—	—
Tax fees (2)	7	1
All other fees	—	—

Total	$262	$269

(1)	Audit fees are fees that we paid for the audit of our annual financial statements included in our annual report on Form 10-K and review of unaudited financial statements included in our quarterly reports Form 10-Q; for the audit of our internal control over financial reporting; for services in connection with the filing of our S-3 and S-8; and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements; and all costs and expenses in connection with the above.

(2)	Tax fees represent fees charged for services for tax advice, tax compliance, tax studies and tax planning.

In accordance with the policies of our audit committee and legal requirements, all services to be provided by our independent registered public accounting firm are pre-approved by our audit committee. Pre-approved services include audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full audit committee for up to a year, and such services relate to a particular defined task or scope of work and are subject to a specific budget. In other cases, the chairman of our audit committee has the delegated authority from our audit committee to pre-approve additional services, and such action is then communicated to the full audit committee at the next audit committee meeting. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. If we need such services, we obtain them from other service providers.

EKS&H is currently engaged to provide auditing services through the second quarter of 2011. Our audit committee is in negotiations with EKS&H to be our independent registered public accounting firm for the remainder of 2011. Representatives of EKS&H are expected to be present at our 2011 annual meeting. We expect EKS&H to be available to respond to appropriate questions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Any related party transaction is reviewed by disinterested members of management and, if material, by disinterested members of our board or a committee thereof to ensure that the transaction reflects terms that are at least as favorable for us as we would expect in a similar transaction negotiated at arm’s length by unrelated parties.

Jacquelyn Abraham, the daughter of Gaiam’s Director and Chief Executive Officer, Lynn Powers, is Gaiam’s Director of Human Resources and Corporate Facilities, and for 2010 Ms. Abraham earned an annual salary of $145,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our Class A Common Stock and other equity securities of our company. Our directors, officers and 10% holders are required by Securities and Exchange Commission regulations to furnish us with copies of all of the Section 16(a) reports they file.

Based solely upon a review of the copies of the forms furnished to us and the representations made by the reporting persons to us, the following persons failed to file on a timely basis the following reports required by Section 16(a): Stephen J. Thomas filed a late initial statement of beneficial ownership and Lynn Powers filed a late report related to the modification of stock options.

SHAREHOLDER PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at our annual meetings consistent with regulations adopted by the Securities and Exchange Commission. For shareholder proposals to be considered for inclusion in our proxy statement and form of proxy relating to the 2012 annual meeting of shareholders, they must be received by us not later than December 2, 2011, unless the date of the 2012 meeting of shareholders is changed by more than 30 days from May 12, 2012.

In addition, under the terms of our Bylaws, unless the date of the 2012 meeting of shareholders is changed by more than 30 days from May 12, 2012, shareholders who intend to present an item of business or a nomination at the 2012 annual meeting of shareholders must provide notice in writing of such business or nomination to us no earlier than January 21, 2012 and no later than February 15, 2012.

Such written notice must contain specified information, including, among other things, information as would be required to be included in a proxy statement under Securities and Exchange Commission rules, as set forth more fully in our Bylaws. All proposals or other notices should be addressed to us at 833 W. South Boulder Road, Louisville, Colorado 80027, Attention: Secretary, Gaiam, Inc.

DELIVERY OF MATERIALS

Securities and Exchange Commission rules permit a single set of annual reports, proxy statements or Notice of Internet Availability of Proxy Materials, as applicable, to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. In accordance with a notice that is being sent to certain beneficial shareholders (who share a single address) only one annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, will be sent to that address unless any shareholder at that address gave contrary instructions. We will promptly deliver a copy of such materials to any shareholder requesting the same. However, if any such beneficial shareholder residing at such an address wishes to receive a separate annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, or if any shareholders who share an address wish to receive a single set of annual reports, proxy statements or Notice of Internet Availability of Proxy Materials, as applicable, in the future, please contact Computershare Trust Company (our transfer agent & registrar) in writing by mailing to Computershare Trust Company, Attention: Householding, 250 Royall Street, Canton, MA 02021, or by faxing your request to: 303-262-0700. You can also contact us by calling 303-222-3600.

COMMUNICATION WITH THE BOARD

Shareholders may communicate with our board of directors, including the non-management directors, by sending a letter to the Gaiam Board of Directors, c/o Corporate Secretary, Gaiam, Inc., 833 W. South Boulder Road, Louisville, Colorado 80027. Our corporate secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, our corporate secretary will submit your correspondence to the chairman of the board or to any specific director to whom the correspondence is directed.

OTHER MATTERS

Our management does not intend to present, and has no information as of the date of preparation of this proxy statement that others will present, any business at the annual meeting, other than business pertaining to matters set forth in the notice of annual meeting and this proxy statement. However, if other matters requiring the vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the proxies held by them in accordance with their best judgment on such matters.

YOUR VOTE IS IMPORTANT

GAIAM INC. 833 W. SOUTH BOULDER ROAD LOUISVILLE, CO 80027

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS    PROXY    CARD    IS    VALID     ONLY    WHEN    SIGNED    AND    DATED.

The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		0	0	0
1.	Election of Directors
	Nominees:
01 Jirka Rysavy 02 Lynn Powers			03 James Argyropoulos		04 Barnet M. Feinblum	05 Barbara Mowry
06 Paul H. Ray
The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain
2.	The holding of non-binding advisory votes regarding the compensation of Gaiam’s named executive officers.						0	0	0
The Board of Directors recommends you vote 3 YEARS on the following proposal:						1 year	2 years	3 years	Abstain
3.	The holding of non-binding, advisory votes regarding the frequency of the voting on the compensation of Gaiam’s named executive officers.					0	0	0	0

NOTE: In the discretion of the proxies, on such other business as may properly come before the meeting and at any adjournment(s) or postponement(s) thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees for director, FOR each proposal, for the three-year frequency in Item 3, and, in the discretion of the proxies, with respect to such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

GAIAM INC

PROXY SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS FOR THE ANNUAL MEETING OF

SHAREHOLDERS ON MAY 12, 2011

The Annual Meeting of the Shareholders of Gaiam, Inc. (the “Company”) will be held on Thursday, May 12, 2011, at 10:30 a.m. local time, at the Marriott Courtyard, 948 West Dillon Road, Louisville, Colorado 80027.

The undersigned, having received the notice regarding the availability of proxy material for said meeting, hereby constitutes and appoints Jirka Rysavy and Lynn Powers, his/her true and lawful agents and proxies, with power of substitution and resubstitution in each, to represent and vote at the Annual Meeting scheduled to be held on May 12, 2011, or at any adjournment or postponement thereof on all matters coming before said meeting, all shares of Class A common stock of Gaiam, Inc. which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

YOUR VOTE IS IMPORTANT

To vote through the Internet or by telephone, please see the instructions on the reverse side of this card. To vote by mail, sign and date this card on the reverse and mail promptly in the enclosed postage-paid envelope.

Continued and to be signed on reverse side